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EXHIBIT 23


                        CONSENT OF HEIN & ASSOCIATES LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements of EMRISE Corporation (Nos. 333-74281, 333-71035, 333-69571, 333-12567 and
333-65528) on Form S-8 of our report dated December 13, 2006 related to our audits of the consolidated financial statements and the financial statement schedule, which appear in the Annual Report on Form 10-K/A of Emrise Corporation for the year ended December 31, 2005.

/S/ HEIN & ASSOCIATES LLP

Irvine, California
December 13, 2006